UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2016

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 22, 2016, Mr. George K. Jaquette retired from the Univar Inc. Board of Directors (the “Board”), in conjunction with his retirement from Clayton, Dubilier & Rice, LLC.

(d)  On March 28, 2016, the Board appointed Mr. Stephen W. Shapiro to serve as a member of the Board effective immediately.  Mr. Shapiro was nominated by CD&R Univar Holdings, L.P. pursuant to the Univar Inc. Fourth Amended and Restated Stockholders’ Agreement to serve in place of Mr. Jaquette.  The Board appointed Mr. Shapiro to serve as a Class III director, where his initial term will expire at the Company’s 2018 annual stockholders meeting.

Other than Mr. Shapiro’s association with Clayton, Dubilier and Rice, LLC, no arrangements exist between Univar Inc. and Mr. Shapiro or any other person pursuant to which he was selected as a director and there are no transactions in which Mr. Shapiro has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Mr. Shapiro will be compensated in accordance with the Univar Inc. director compensation policies, pursuant to which he will receive an annual retainer and restricted stock grant on the same terms as the other non-employee directors.  It is anticipated that Mr. Shapiro will assign all of his compensation received for his services as a director to Clayton, Dubilier & Rice, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary